                                                            Exhibit 10.16


                                AMENDEMENT NO. 2

                                       TO

                              EMPLOYMENT AGREEMENT
                              --------------------

         AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, dated March 31, 1997, by and between DEL LABORATORIES, INC., a Delaware corporation (the "Corporation"), with principal offices at 565 Broad Hollow Road, Farmingdale, New York, and DAN K. WASSONG (the "Executive"), residing at 35 East 76th Street, New York, New York.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Executive and the Corporation are parties to an employment agreement dated as of November 13, 1992 and an amendment thereto dated march 21, 1994 (collectively, the "Employment Agreement") pursuant to which Executive is serving as Chairman of the Board, President and Chief Executive Officer of the Corporation for a term expiring on December 31, 2003 at a current Minimum Salary (as defined in the Employment Agreement) of $674,000; and

         WHEREAS, Section 2 (b) of the Employment Agreement provides for the repayment of certain loans made by the Corporation to the Executive in accordance with the amortization schedules set forth therein, and further provides for forgiveness of certain of such loans in the event of the Executive's

Continued employment with the Corporation or under certain other circumstances; and

         WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement, effective January 1, 1997, to (i) extend the term of the Employment Agreement to December 31, 2005, (ii) revise the Minimum Salary under the Employment Agreement to $688,000 and (iii) amend the terms on which the loans referred to in Section 2(b) of the Employment Agreement will be repaid and/or forgiven.

         NOW, THEREOFRE, in consideration of the premises and mutual promises and agreements hereinafter set forth, it is agreed as follows:

         (1) The first sentence of Section 1(a) of the Employment Agreement shall be deemed amended to read as follows:

             "The Corporation hereby employs Executive as its Chairman of the Board of Directors, President and Chief Executive Officer and the Executive hereby accepts such employment with the Corporation for a term commencing on the date of this Agreement and expiring on December 31, 2005."

         (2) The second sentence of Section 2(a) of the Employment Agreement shall be deemed amended to read as follows:

             "The Minimum Salary shall be $688,000 as of January 1, 1997."


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


         (3) Section 2(b)(i) of the Employment Agreement shall be deemed amended to read in its entirety as follows:

             "(b)(i) As of January 1, 1997, the Executive is indebted to the Corporation in the principal amount of $1,622,250 (the "Existing Balance"), which is the remaining principal balance, as of that date, of loans made by the Corporation to the Executive in 1984, 1988 and 1990 (the "Prior Loans"). Subject to the provisions of subparagraph (iii) below, the Existing Balance is to be repaid as follows:





             Principal Due Date                   Amount Due
             -----------------                    ----------

             January 20, 1997                     140,000.00

             January 20, 1998                     140,000.00

             January 20, 1999                     140,000.00

             January 20, 2000                     140,000.00

             January 20, 2001                     140,000.00

             January 20, 2002                     140,000.00

             January 20, 2003                     140,000.00

             January 20, 2004                     140,000.00

             January 20, 2005                     140,000.00

             January 20, 2006                     362,250.00"


         (4) Section 2(b)(iii) of the Employment Agreement shall be deemed amended to read in its entirety as follows:



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



             "(iii) Notwithstanding anything to the contrary set forth in (i) above, the Corporation agrees to forgive any principal and interest payments required to be made in respect of the Existing Balance as provided in (i) above so long as the Executive is employed by the Corporation under this Agreement at the time any such payment is due or he is serving as a consultant to the Corporation pursuant to Section 1 (d) hereof. Furthermore, the Corporation may, but is not required to, forgive in any calendar year amounts in excess of the principal and interest payments due during that year; provided however, that the Corporation shall in no event forgive, during any calendar year other than 2006, in excess of an aggregate of $360,000 of principal and interest. In the event the Corporation forgives in any year any principal amount in excess of the principal required to be paid in that year as set forth in subparagraph (i) above, such excess amount shall be applied to the principal payments in the inverse order in which they are due."

         (5) Section 9(a)(v) of the Employment Agreement shall be deemed amended to read in its entirety as follows:



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


             "(v) In the event this Agreement expires without the negotiation of a new contract of employment, or employment continues on and after December 31, 2005, without negotiation of a new agreement and thereafter terminates at any time and for any reason, the Corporation shall pay the Executive the Deferred Compensation commencing on the Termination Date."

         (6) In all other respects, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.



                                  DEL LABORATORIES, INC.

                                  By: /s/ Robert H. Haines
                                     --------------------
                                     Name: Robert H. Haines

                                     Title: Secy

                                  /s/ Dan K. Wassong
                                  -----------------------
                                  Dan K. Wassong



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